UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 30, 2011

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On June 30, 2011, Forest Oil Corporation (“Forest” or the “Company”) entered into a third amended and restated credit facility totaling $1,500,000,000, with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the “Credit Facility”).  The Credit Facility matures in June 2016. Subject to the agreement of Forest and the applicable lenders, the size of the Credit Facility may be increased by $300,000,000, to a total of $1,800,000,000.

The Company’s availability under the Credit Facility will be governed by a borrowing base (the “Borrowing Base”) which currently is set $1,250,000,000.  The determination of the Borrowing Base is made by the lenders in their sole discretion taking into consideration the estimated value of Forest’s oil and gas properties in accordance with the lenders’ customary practices for oil and gas loans.  The Borrowing Base is re-determined semi-annually and the available borrowing amount could be increased or decreased as a result of such re-determinations.  In addition, the Company and the lenders each have discretion at any time, but not more often than once during any calendar year, to have the Borrowing Base re-determined.

The Borrowing Base also will be subject to change in the event that:

●
Forest or any of its Restricted Subsidiaries (as defined in the Credit Facility) issue senior notes, in which case the Borrowing Base will immediately be reduced by an amount equal to 25% of the stated principal amount of such issued senior notes, excluding any senior notes that Forest or any of its Restricted Subsidiaries may issue to refinance existing senior notes, if any; or

●	Forest sells oil and gas properties included in the Borrowing Base having a fair market value in excess of 10% of the Borrowing Base then in effect.

The Borrowing Base is subject to other automatic adjustments.

Borrowings under the Credit Facility will bear interest at one of two rates that may be elected by the Company. Borrowings will bear interest at:

●
The greatest of (i) the prime rate announced by JPMorgan Chase Bank, N.A., (ii) the federal funds effective rate from time to time plus ½ of 1%, and (iii) the one-month rate applicable to dollar deposits in the London interbank market for one, two, three or six months (as selected by Forest) (the “LIBO Rate”) plus 1%, plus, in the case of each of clauses (i), (ii) and (iii), 50 to 150 basis points depending on Borrowing Base utilization; or

●	The LIBO Rate as adjusted for statutory reserve requirements (the “Adjusted LIBO Rate”), plus 150 to 250 basis points, depending on Borrowing Base utilization.

The Credit Facility includes terms and covenants that place limitations on certain types of activities, including restrictions or requirements with respect to additional debt, liens, asset sales, hedging activities, investments, dividends, mergers and acquisitions, and include financial covenants.  Interest rates and collateral requirements under the Credit Facility will vary based on Forest’s credit ratings and financial condition, as governed by certain financial tests.

Under certain conditions, amounts outstanding under the Credit Facility may be accelerated.  Bankruptcy and insolvency events with respect to Forest or certain of its subsidiaries will result in an automatic acceleration of the indebtedness under the Credit Facility.  Subject to notice and cure periods in certain cases, other events of default under either of the Credit Facilities will result in acceleration of the indebtedness under the facilities at the option of the lenders.  Such other events of default include non-payment, breach of warranty, non-performance of obligations under the Credit Facility (including financial covenants), default on other indebtedness, certain pension plan events, certain adverse judgments, change of control, a failure of the liens securing the credit facilities and an event of default under the Canadian Facility.

The Credit Facility is collateralized by Forest’s assets.  Forest is required to mortgage, and grant a security interest in, 75% of the present value of the proved oil and gas properties and related assets of Forest and its U.S. subsidiaries.  If Forest’s corporate credit ratings by Moody’s and S&P meet pre-established levels, the security requirements would cease to apply and at Forest’s request the banks would release their liens and security interest on Forest’s properties.

The foregoing description of the Credit Agreement is qualified in its entirety to the full text of the Credit Facility, a copy of which is attached to this report as Exhibit 10.1.

From time to time, the Company and the syndication agents, documentation agents, global administrative agent and the other lenders party to the Credit Facility, engage in other transactions, including securities offerings where such parties or their affiliates, may serve as an underwriter or initial purchaser of Forest’s securities or serve as counterparties to Forest’s hedging arrangements.

Item 2.02.           Results of Operations and Financial Condition.

On July 6, 2011, Forest Oil Corporation issued a press release announcing selected operational and financial results for the quarter ended June 30, 2011.

Item 7.01.           Regulation FD Disclosure.

The information set forth under Item 2.02 of this Current Report on 8-K is incorporated in this Item 7.01 by reference. The press release also includes updated guidance for 2011.

The information included in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Description

10.1
Credit Agreement, dated as of June 30, 2011, among Forest Oil Corporation, the Lenders party thereto, BNP Paribas and Wells Fargo Bank, N.A. as Co-Syndication Agents, Bank of America, N.A., The Bank of Nova Scotia, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Securities, Inc. and Toronto Dominion (Texas) LLC, as Co-Documentation Agents and JPMorgan Chase Bank, N.A. as Administrative Agent.

	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: July 6, 2011	By	/s/ Michael N. Kennedy
Michael N. Kennedy
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1
Credit Agreement, dated as of June 30, 2011, among Forest Oil Corporation, the Lenders party thereto, BNP Paribas and Wells Fargo Bank, N.A. as Co-Syndication Agents, Bank of America, N.A., The Bank of Nova Scotia, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Securities, Inc. and Toronto Dominion (Texas) LLC, as Co-Documentation Agents and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Press Release